UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 2, 2003

DVI, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11077	22-2722773
(State or Other Jurisdiction of Formation)	(Commission File Number)	(IRS Employer Identification Number)

2500 York Road, Jamison, PA 18929
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 488-5000

N/A
(Former Name or Former Address, if Changed Since Last Report)

The current report on Form 8-K of DVI, Inc. (the “Company”) dated June 2, 2003 is amended to add the following information:

ITEM 4.    Changes in registrant’s certifying accountant.

The Company has been advised that the staff of the Securities and Exchange Commission (the “staff”) has taken the position that the Company’s quarterly report on Form 10-Q for the period ended March 31, 2003 (the “March 31 10-Q”) is deficient because the interim financial statements contained in the March 31 10-Q have not been reviewed by an independent public accountant as required by Rule 10-01(d) of Regulation S-X. The staff’s position is based on the assertion by the Company’s former auditor, Deloitte & Touche LLP (“Deloitte”) that it has not completed its review of those financial statements. Deloitte has resigned as the Company’s auditor. The Company expects to appoint a replacement auditor as promptly as reasonably practicable and intends to arrange for a review of those interim financial statements by its new auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2003	DVI, INC.

	By:	/s/ STEVEN R. GARFINKEL
Steven R. Garfinkel Chief Financial Officer